Exhibit 99.1

GLPI SIGNIFICANTLY INCREASES OFFER TO ACQUIRE PINNACLE’S REAL ESTATE ASSETS

•	Increases Fixed Exchange Ratio for PropCo to 0.85 GLPI Shares For Each Share of Pinnacle, a 54% Increase to Previously Announced Exchange Ratio of 0.5517

•	Implied PropCo Enterprise Value of $5.0 Billion, or Approximately 13.3x Initial Year PropCo Adjusted EBITDA

•	Pinnacle Shareholders To Retain OpCo With 1.9X Lease Coverage and Growth Opportunities

•	Total Implied Value of Approximately $47.50 Per Share to Pinnacle Shareholders Represents a 73% Premium to Pinnacle’s Unaffected Share Price

•	Opportunity Exists to Promptly Sign Transaction; Agreements in Substantially Final Form and Committed Financing Ready for Execution

•	Combination Would Create 3rd Largest Publicly Traded Triple-Net REIT, With Extensive Scale, Diversified Tenant Base, Broad Financial Resources and Enhanced Growth Opportunities

WYOMISSING, PA, July 7, 2015 - Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) today sent a letter to the Board of Directors of Pinnacle Entertainment, Inc. (NYSE: PNK) conveying a significantly increased offer to acquire the real estate assets of Pinnacle (see letter below).

As previously announced, GLPI has proposed that Pinnacle’s operating business would be spun off into a separately traded public company (“OpCo”) and its remaining real estate assets (“PropCo”) would be merged into GLPI. Under GLPI’s revised proposal, Pinnacle shareholders would receive a fixed exchange ratio of 0.85 GLPI common shares per Pinnacle share for PropCo, which is a 54% increase over the previously announced exchange ratio of 0.5517 on March 9 and values PropCo at over $31.50 per Pinnacle share based on GLPI’s closing share price yesterday. This implies a PropCo enterprise value of $5.0 billion, or approximately 13.3x the initial year’s PropCo adjusted EBITDA, while maintaining a lease coverage ratio at OpCo of 1.9x property EBITDAR/lease expense. Pinnacle shareholders would also continue to receive one share of OpCo common stock for each share of Pinnacle they own, which has an assumed value of approximately $16.00 per Pinnacle share. The total implied value would be approximately $47.50 per share, which is a 73% premium to Pinnacle’s unaffected stock price on March 9, 2015, and a 27% premium to the current stock price.

GLPI has committed financing in place and is ready to finalize this transaction immediately, and we would expect to close our transaction within approximately six months of signing. Nevertheless, Pinnacle continues to make new demands, delaying the signing of a definitive agreement and denying its shareholders a value-creating transaction that is clearly superior to Pinnacle’s previously announced standalone separation plan.

Pro forma for the transaction, Pinnacle shareholders would own 100% of OpCo and an approximately 28% equity interest in an enlarged GLPI, which would be the third-largest triple-net REIT by enterprise value, with the scale, diversity and financial strength to deliver increased value to both companies' shareholders. Under the enhanced GLPI proposal, Pinnacle’s OpCo would continue to own and operate certain other assets, including Belterra Park Gaming & Entertainment, the Heartland Poker Tour, Pinnacle’s interest in Retama Park, gaming licenses, gaming equipment as well as approximately 450 acres of developable land adjacent to real estate GLPI would acquire.

The text of the letter is set forth below:

July 7, 2015
Board of Directors
c/o Anthony M. Sanfilippo, Director and CEO
Pinnacle Entertainment, Inc.
3980 Howard Hughes Parkway
Las Vegas, NV 89169

Dear Anthony:
We are disappointed by your rejection of our revised proposal to acquire Pinnacle’s real estate assets - a proposal that was consistent with our prior mutual understandings on aggregate consideration.
In a final effort to reach agreement on terms that will be attractive to both your and our shareholders, we are pleased to present a revised proposal in which Pinnacle’s operating business would be spun off into a separately traded public company (“OpCo”) and its remaining real estate assets (“PropCo”) would be merged into GLPI for a fixed exchange ratio of 0.85 GLPI shares per Pinnacle share - an increase in the exchange ratio by 54% and in total consideration by approximately $1 billion from our March 9th offer. Our revised offer represents an enterprise value for the acquired real estate assets of $5.0 billion, equivalent to approximately 13.3x PropCo adjusted EBITDA (initial annual lease payment) and total value to Pinnacle stockholders of approximately $47.50 per share, comprised of over $31.50 per Pinnacle share for PropCo, and an estimated $16 per share for 100% ownership of a well-capitalized OpCo. This revised offer represents a 73% premium over the price of Pinnacle’s stock the day prior to our March 9th offer.
Full details of this revised proposal are set forth in Annex A, and we note the following:

•
OpCo Structured to Retain Material Growth Opportunities. With a lease coverage ratio of 1.9x adjusted property EBITDAR / lease expense and pro forma leverage of 4.2x, OpCo will be well capitalized and positioned for growth. OpCo would also retain ownership of valuable assets including Belterra Park Gaming & Entertainment, Pinnacle’s interest in Retama Park, the Heartland Poker Tour, gaming licenses, gaming equipment as well as approximately 450 acres of developable land adjacent to real estate GLPI would acquire.

•
A Financially Strong Combined Company for the Benefit of Pinnacle’s Stockholders. In addition to 100% of OpCo, Pinnacle stockholders and employee equity award holders would own 56.5 million shares in GLPI, representing an approximate 28% equity interest in the third-largest triple-net REIT by enterprise value, with the scale, diversity and financial strength to deliver increased value to the combined company’s shareholders going forward. Your stockholders will, therefore, be material beneficiaries of the accretion to GLPI’s AFFO per share created by our proposed transaction. Further, GLPI will have an enterprise value in excess of $12 billion and intends to retain its current investment grade rating, which our shareholders and debtholders have emphasized is a high priority to them. This will facilitate the combined company’s long-term growth and benefit your stockholders as material owners of the combined company.

•
Master Lease. You initially refused the “Penn National” master lease rent structure and asked us to accept an unconventional rent structure, then, weeks later, indicated that you no longer sought this arrangement and requested that we move to the “Penn National” structure - a structure that has been well-received by the market and permitted Penn National Gaming to execute its growth strategy. As we have indicated, we are willing to accommodate this request. Our current offer is on master lease terms substantially similar to our lease with Penn National Gaming and provides for an initial annual lease payment of $377 million, which yields a strong 1.9x lease coverage ratio.

•
Timing and Certainty. Our proposal offers materially improved timing and certainty relative to your announced standalone plan. We believe your standalone plan would be unlikely to close until late 2016 at the earliest, and faces significant execution risk not present in our proposal, including, among other items, receipt of an IRS ruling, identification of a management team and risks concerning market receptivity to your REIT if it ultimately were to become publicly traded. In contrast, our transaction documents are in substantially final form and could be finalized and executed in a matter of days, and with your full cooperation and collaboration, we would expect to close our transaction within approximately six months of signing. Further, we expect regulatory approvals for our transaction will be readily obtainable and, to provide you with further assurance, have agreed to the $150 million breakup fee which you requested if regulatory approval is not obtained.

We have attempted repeatedly over the last four months to reach agreement with you on a transaction and we stand ready to execute a transaction on the terms outlined above immediately. We have previously delivered to you our committed financing documentation, which we are prepared to execute, as well as all of the transaction agreements reflecting our negotiations, which we believe are in substantially final form. GLPI has stretched itself to its limit on value and presented a highly compelling transaction to your stockholders.
Similar to your failure to meaningfully engage with us prior to the initial public announcement of our proposal in March, your continually shifting demands regarding transaction terms and value are not in your stockholders’ best interest. Most recently, you have not only rejected a transaction representing a substantial premium to your stock price and executable with greater speed and certainty than your standalone plan, but elected not to even specifically identify many of your concerns, let alone propose alternatives that could address them. Therefore, we once again are left with no choice but to publicly disclose our proposal concurrently with its delivery to you and enable your stockholders to make their own judgments as to whether this proposal is superior to your standalone plan.
We very much look forward to your response, and to promptly finalizing this compelling transaction.
Very truly yours,
______________________________________________
Peter M. Carlino
Chairman of the Board and Chief Executive Officer
Gaming and Leisure Properties, Inc.

Annex A

Implied PropCo Enterprise Value / Purchase Multiple

$MM
Exchange Ratio	0.8500
GLPI Current Share Price	$36.67
PropCo Value / Share	$31.17
Pinnacle Basic Shares Outstanding	60.5
PropCo Equity Value to Basic Shareholders	1,886
Value of GLPI Shares Issued for Pinnacle Employee Equity Awards	186
Total Implied PropCo Equity Value	$2,072
Implied PropCo Debt (1)	2,648
Estimated Debt Breakage Costs	181
Accrued Interest	49
Estimated OpCo Spin Taxes	11
Other Tax Items	21
Medicare Costs for Equity Awards	3
Cash for Performance Units Granted in 1H 2015	2
Pinnacle Transaction Fees Paid by GLPI	25
Lease Assignment Costs	2
Implied PropCo Enterprise Value	$5,014
Lease Income	377
Adjusted Property EBITDAR Coverage	1.9x

Implied PropCo Purchase Multiple	13.3x

(1)Based on estimated Pinnacle 2015E debt of $3,675MM and pro forma OpCo debt of $1,027MM (implied 4.2x leverage)

Illustrative Value to Pinnacle Shareholders at Close

$MM
PropCo Value Per Share
2016E GLPI Adjusted EBITDA	$446
2016E PropCo Adjusted EBITDA	377
2016E Pro Forma Adjusted EBITDA	$823
Trading Multiple (2)	14.7x
Pro Forma GLPI Enterprise Value	$12,086
Less: Debt	(4,486)
Plus: Cash	30
Pro Forma GLPI Equity Value	$7,630
Pro Forma Shares Outstanding	205
Pro Forma GLPI Share Price	$37.23
Exchange Ratio	0.8500
PropCo Value per Share to Pinnacle	$31.65

OpCo Value per Share to Pinnacle	$15.83

Total Value per Share to Pinnacle	$47.48

(2)Represents unaffected pre-announcement standalone trading multiple of GLPI

Comparison of 3/9/15 Offer to Current

$MM
	3/9/15 Offer	Change	Current
GLPI Share Price	$32.37		$36.67
Shares Issued to Pinnacle (MM) (3)	35.6		56.5
Equity Issued	$1,151	+921	$2,072
PropCo Debt Assumed	2,616	-20	2,648
Debt Breakage Costs	180		181
Assumed Liabilities
Accrued Interest	—		49
Estimated OpCo Spin Taxes	116		11
Other Tax Items	—		21
Medicare Costs for Equity Awards	—		3
Cash for Performance Units Granted in 1H 2015	—		2
Pinnacle Transaction Fees Paid by GLPI	50		25
Lease Assignment Costs	—		2
Total Assumed Liabilities	166		113
Transaction Value	$4,113	+901	$5,014
Less: Belterra Park Staying at OpCo	(75)	+105	—
Less: Excess Land Staying at OpCo (4)	(30)		—
Adjusted Transaction Value	$4,008	+1,006	$5,014

2016E OpCo Adjusted Property EBITDAR	$686		$706

Initial Lease Payment	$358		$377

Adjusted Property EBITDAR / Lease Expense	1.9x		1.9x

Cash Received from OpCo for Debt Reduction	$1,107		$1,027

Pro Forma 2015E OpCo Leverage	4.5x		4.2x

(3)Includes both basic shareholders and employee equity award holders
(4)~450 acres of developable land given to OpCo

Investor Presentation
An updated investor presentation detailing GLPI’s enhanced proposal is available on at the Company’s investor relations website - www.glpropinc.com.

About GLPI
GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in “triple net” lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI has elected to be taxed as a real estate investment trust (“REIT”) for United States federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT.

Forward Looking Statements
Forward-looking statements in this document are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of GLPI and its subsidiaries (the “Company”) to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include information concerning the Company’s business strategy, plans, and goals and objectives. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could’ are generally forward-looking in nature and not historical facts. You should understand that the following important factors could affect future results and could cause actual results to differ materially from those expressed in such forward-looking statements: the ultimate outcome of any potential transaction between GLPI and Pinnacle including the possibilities that GLPI will not continue to pursue a transaction with Pinnacle and that Pinnacle will not engage in further negotiations with respect to a transaction with GLPI; if a transaction between GLPI and Pinnacle were to occur, the ultimate outcome and results of integrating the assets that would be acquired by GLPI in the transaction; the effects of a transaction between GLPI and Pinnacle, including the post-transaction GLPI’s financial condition, operating results, strategy and plans; and additional factors discussed in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond the control of the Company. The Company does not undertake any obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required to do so by law.

Additional Information
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities and no tender or exchange offer for the shares of Pinnacle has commenced at this time. This communication relates to a proposal which GLPI has made for a business combination transaction with Pinnacle. In furtherance of this proposal and subject to future developments, GLPI (and, if a negotiated transaction is agreed, Pinnacle) may file one or more proxy statements, registration statements, tender or exchange offer documents or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, prospectus, tender or exchange offer document or other document GLPI and/or Pinnacle may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF GLPI AND PINNACLE ARE URGED TO READ ANY DOCUMENTS THAT MAY BE FILED INCLUDING POSSIBLE PRELIMINARY PROXY STATEMENTS AND ANY OTHER PROXY STATEMENT(s), REGISTRATION STATEMENTS, PROSPECTUS, TENDER OR EXCHANGE OFFER DOCUMENTS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS

THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement(s) or definitive tender or exchange offer documents (if and when available) will be mailed to stockholders of Pinnacle and/or GLPI, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by GLPI and/or Pinnacle through the web site maintained by the SEC at http://www.sec.gov.

Certain Information Regarding Participants
GLPI and its directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of GLPI’s directors and executive officers in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015, and its proxy statement for the 2015 Annual Meeting, which was filed with the SEC on April 30, 2015. These documents can be obtained free of charge from the sources indicated above as well as from MacKenzie Partners, Inc., by calling 800-322-2885 (toll-free). Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

Contacts

Investors
Dan Burch / Laurie Connell / Jeanne Carr
MacKenzie Partners, Inc.
212-929-5500

Bill Clifford
Gaming and Leisure Properties, Inc.
610-401-2900

Media
Ron Low / Reze Wong / Zachary Tramonti
Sard Verbinnen & Co
415-618-8750 / 212-687-8080

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